Exhibit 23.3





               CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




Netsol International, Inc. and Subsidiaries
  (formerly Mirage Holdings, Inc.)
Calabasas, California


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement on Form S-3/A (No. 333-49832) of NetSol International, Inc. under the Securities Act of 1993 and to the incorporation by reference therein of our reports dated 22 September 2000 for NetSol (UK) Limited, Network Solutions Group Limited, Network Solutions Limited and Network Solutions (Northern) Limited for the periods ended 31 January 2000 and 30 June 2000 with respect to their inclusion in the consolidated financial statements of NetSol International, Inc. included in Amendment No.1 to its Annual Report on Form 10-KSB/A for the year ended 30 June 2000, filed with the Securities and Exchange Commission.



/s/ Mazars Neville Russell
Chartered Accountants and Registered Auditors
Milton Keynes, England
January 31, 2001